As filed with the Securities and Exchange Commission on December 18, 2007
Registration Statement No. 333-148148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-2592361
(State or other jurisdiction	(IRS Employer
of incorporation)	identification No.)
70 Pine Street, New York, New York 10270
(Address, including zip code, of principal executive offices)
American International Group, Inc. Amended and Restated 2007 Stock Incentive Plan
(Full title of the plan)
Kathleen E. Shannon
Senior Vice President, Secretary and Deputy General Counsel
70 Pine Street
New York, New York 10270
(212) 770-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SIGNATURES
EXHIBIT INDEX
EX-23.A: CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed solely for the purpose of amending a typographical error in Exhibit 23(a).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of December, 2007.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Steven J. Bensinger
	Name:	Steven J. Bensinger
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of December, 2007.

Signature	Title

/s/ Martin J. Sullivan*	President, Chief Executive Officer and Director

(Martin J. Sullivan)	(Principal Executive Officer)

/s/ Steven J. Bensinger	Executive Vice President and Chief Financial Officer

(Steven J. Bensinger)	(Principal Financial Officer)

/s/ David L. Herzog*	Senior Vice President and Comptroller

(David L. Herzog)	(Principal Accounting Officer)

/s/ Marshall A. Cohen*	Director

(Marshall A. Cohen)

/s/ Martin S. Feldstein*	Director

(Martin S. Feldstein)

/s/ Ellen V. Futter*	Director

(Ellen V. Futter)

Signature	Title

/s/ Stephen L. Hammerman*	Director

(Stephen L. Hammerman)

/s/ Richard C. Holbrooke*	Director

(Richard C. Holbrooke)

/s/ Fred H. Langhammer*	Director

(Fred H. Langhammer)

/s/ George L. Miles, Jr.*	Director

(George L. Miles, Jr.)

/s/ Morris W. Offit*	Director

(Morris W. Offit)

/s/ James F. Orr III*	Director

(James F. Orr III)

/s/ Virginia M. Rometty*	Director

(Virginia M. Rometty)

/s/ Michael H. Sutton*	Director

(Michael H. Sutton)

/s/ Edmund S.W. Tse*	Director

(Edmund S.W. Tse)

/s/ Robert B. Willumstad*	Director

(Robert B. Willumstad)

/s/ Frank G. Zarb*	Director

(Frank G. Zarb)

* By:	/s/ Steven J. Bensinger
	Name:	Steven J. Bensinger
	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description	Location
4	American International Group, Inc. Amended and Restated 2007 Stock Incentive Plan	Previously filed.

5	Opinion of Kathleen E. Shannon re validity	Previously filed.

10	Material contracts

	(a) Form of Stock Option Award Agreement under the AIG Amended and Restated 2007 Stock Incentive Plan.	Previously filed.

	(b) Form of Performance RSU Award Agreement under the AIG Amended and Restated 2007 Stock Incentive Plan	Previously filed.

	(c) Form of Time-Vested RSU Award Agreement under the AIG Amended and Restated 2007 Stock Incentive Plan	Previously filed.

	(d) Form of Time-Vested RSU Award Agreement with four-year pro rata vesting under the AIG Amended and Restated 2007 Stock Incentive Plan	Previously filed.

	(e) Form of Time-Vested RSU Award Agreement with three-year pro rata vesting under the AIG Amended and Restated 2007 Stock Incentive Plan	Previously filed.

	(f) Form of Non-Employee Director Deferred Stock Units Award Agreement under the AIG Amended and Restated 2007 Stock Incentive Plan	Previously filed.

15	Letter re unaudited interim financial information	Not applicable.

Exhibit Number	Description	Location
23	Consents of experts and counsel
	(a) PricewaterhouseCoopers LLP.	Filed as exhibit hereto.
	(b) Kathleen E. Shannon, Esq.	Previously filed (as included in Exhibit 5).

24	Power of Attorney	Previously filed.